EXHIBIT 3.1                      BYLAWS, AS AMENDED
                                       OF
                             RESEARCH, INCORPORATED


                                    ARTICLE I
                                  Shareholders

         Section 1. Unless the Board of Directors establishes a different date and time with respect to a particular annual meeting, the annual meeting of the shareholders of this Corporation shall be held on the third Thursday in January of each year, at such place as may be designated therefor by the Board of Directors. A notice setting out the time and place of the annual meeting shall be mailed, postage prepaid, to each shareholder of record at his address as it appears on the records of the Corporation or, if no such address appears, at his last known address, at least ten days prior to the annual meeting, but any shareholder may waive such notice either before, at or after such meeting by a signed waiver in writing.

         Section 2. At the annual meeting, the shareholders shall elect Directors of the Corporation for the ensuing year and shall transact such other business as may come before them.

         Section 3. A special meeting of the shareholders may be called at any time by the President of the Corporation, and shall be called by the Secretary upon the request in writing by two or more members of the Board of Directors, upon the vote of the Directors, or upon the request in writing of shareholders holding not less than one-tenth of the outstanding shares of voting stock. Such meeting shall be called by mailing a notice thereof as above provided. Such notice shall state the time, place, and object of the meeting.

         Section 4. At any shareholders meeting, each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation as of the date of the meeting. Any shareholder may vote either in person or by proxy. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at any shareholders meeting shall constitute a quorum for the transaction of business. If no quorum be present at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without


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further notice other than by announcement at the meeting at which such adjournment is taken.


                                   ARTICLE II
                                    Directors

         Section 1. The Board of Directors shall have the general management and control of all business and affairs of the Corporation and shall exercise all the powers that may be exercised or performed by the Corporation under the statutes, its Articles of Incorporation, and its Bylaws.

         Section 2. The Board of Directors of this Corporation shall consist of five Directors, and a majority of the Directors then holding office shall constitute a quorum.

         Section 3. Each Director shall be elected for a term of one year, and shall hold office for that term and until his successor is elected and qualified. If a vacancy in the Board occurs by reason of death, resignation, or otherwise, the vacancy may be filled for the unexpired portion of the term in which it occurs by a majority vote of the remaining Directors.

         Section 4. The Board of Directors may meet regularly at such time and place as it shall fix by resolution and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by the President or any two Directors by giving at least three days notice to each of the other Directors by mail, telephone, telegraph, or in person, provided that such notice may be waived either before, at, or after a meeting by any Director by a signed waiver in writing.

         Section 5. Any action which might have been taken at a meeting of the Board of Directors may be taken without a meeting is done in writing, signed by all of the Directors, and any such action shall be as valid and effective in all respects as if taken by the Board at a regular meeting.

         Section 6. The Board of Directors shall fix and change as it may from time to time determine by a majority vote, the compensation to be paid the officers of the Corporation, and, if deemed appropriate, the members of the Board of Directors.

         Section 7. Subject to the provisions of applicable laws and its Articles of Incorporation, the Board of Directors shall have


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full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders; the division of the whole or any part of such funds of this Corporation shall rest wholly within the discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise.

         Section 8. Except as otherwise provided in Article III of these Bylaws, the Board of Directors may, in its discretion, by the affirmative vote of a majority of the Directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.


                                   ARTICLE III
                               Executive Committee

         The Board of Directors may, by unanimous affirmative action of the entire Board, designate two or more of their number to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the Board, shall have and exercise the authority of the Board in the management of the business of the Corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.


                                   ARTICLE IV
                                    Officers

         Section 1. The officers of this Corporation shall be a President, one or more Vice Presidents (any one of which may be designated as Executive Vice President in the discretion of the Directors), a Treasurer, a Secretary, and such other and further officers, including any number of Assistant Secretaries and Assistant Treasurers as may be deemed necessary from time to time by the Board of Directors, each of whom shall be elected by the Board of Directors. One person may hold any two offices other


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than those of President and Vice President. Not more than two offices shall be held by any one person. Each officer shall serve at the pleasure of the Board of Directors until the next annual meeting of the Directors and until his successor is elected and qualifies. Notwithstanding the foregoing, the Board of Directors shall have the power and authority to cause the Corporation to enter into Employment Agreements or Contracts with any of the officers of the Corporation for periods exceeding one year.

         Section 2. The President shall preside at all meetings of the Board of Directors and of the shareholders, shall make such reports to the Board of Directors and the shareholders as may from time to time be required, and shall have such other powers and shall perform such other duties incident to the office of President or as may be from time to time assigned to him by the Board of Directors.

         Section 3. The Vice Presidents of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. In case of the death, resignation or disability of the President, the Vice President designated as Executive Vice President, or if none, the Vice President who has held that office for the longest continuous period of time, shall assume the duties and responsibilities of the President until further action by the Board of Directors.

         Section 4. The Secretary shall keep a record of the meetings and proceedings of the Directors and shareholders, have custody of the corporate seal and of other corporate records not specifically entrusted to some other official by these Bylaws or by direction of the Board of Directors, and shall give notice of such meetings as are required by these Bylaws or by the Directors.

         Section 5. The Treasurer shall keep accounts of all monies and assets of the Corporation received or disbursed, shall deposit all funds in the name of and to the credit of the Corporation in such banks or depositories or with such custodians as may be authorized to receive the same by these Bylaws or the Board of Directors, and shall render such accounts thereof as may be required by the Board of Directors, the President, or the shareholders.



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                                    ARTICLE V
                                   Fiscal Year

         The fiscal year of this Corporation shall be from the first day of October to the 30th day of September in the succeeding year.


                                   ARTICLE VI
                                     Office

         The principal office of this Corporation shall be at such place as the Board of Directors shall fix from time to time. The Corporation may also have an office or offices at such other places and in such other states or countries as the Board of Directors may from time to time authorize and establish.


                                   ARTICLE VII
                                      Seal

         The Corporation shall have a corporate seal which shall bear the name of the Corporation and the name of the state of incorporation and the words "corporate seal". It shall be in such form and bear such other inscription as the Board of Directors may determine or approve.


                                  ARTICLE VIII
                               General Provisions

         Section 1. Shares of stock in this Corporation not exceeding the authorized number thereof as specified in the Articles of Incorporation may be issued, and certificates thereof shall be authenticated by the President or any Vice President and the Secretary or Treasurer upon authorization by the Board of Directors and receipt by the Corporation of such consideration for such shares as shall be specified by the Board of Directors. In the event that a bank, trust company or other similarly qualified corporation is designated and agrees to act as the registrar and/or transfer agent for the Corporation, then the signatures of the officers specified above and the seal of the Corporation may be imprinted upon the stock certificates by facsimile and said certificates may be authenticated by signature of an authorized agent of the said registrar and/or transfer


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agent. The officers of the Corporation may delegate to such transfer agent and/or registrar such of the duties relating to the recording and maintenance of records relating to shares of stock and shareholders of the Corporation as may be deemed expedient and convenient and as are assumed by said registrar and/or transfer agent.

         Section 2. The Board of Directors may establish reasonable regulations for recording of transfers of shares of stock in this Corporation, and may establish a date, not earlier than 50 days prior to any shareholders meeting, as of which the shareholders entitled to vote and participate in any shareholders meeting shall be determined.

         Section 3. From time to time as it may deem appropriate and advantageous to the best interests of this Corporation, the Board of Directors may establish such bonus, pension, profit sharing, stock bonus, stock purchase, stock option, or other employee incentive plans, as and for the benefit of such of the Corporation's employees as it in its sole discretion shall determine.

         Section 4. No certificate for shares of stock in this Corporation, or any other security issued by this Corporation, shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction, or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

         Section 5. Any person who at any time shall serve, or shall have served, as a director, officer or employee of this Corporation, or of any other enterprise at the request of this Corporation, and the heirs, executors and administrators of such person, shall be indemnified by this Corporation in accordance with, and to the fullest extent provided by, the provisions of applicable statutes of the State of Minnesota as they may from to time be amended.



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                                   ARTICLE IX
                             Adoption and Amendment

         Section 1. These Bylaws shall become and remain effective until amended or superseded as hereinafter provided when they shall have been adopted by the Board of Directors named in the Articles of Incorporation, or in the absence of such adoption, by the shareholders.

         Section 2. The Board of Directors may alter or may amend these Bylaws and may make or adopt additional Bylaws, subject to the power of the shareholders to change or repeal the Bylaws: provided, the Board of Directors shall not make or alter any By-Law fixing their qualifications, classifications, term of office, or number, except the Board of Directors may make or alter any By-Law to increase their number.

         Section 3. The shareholders may alter or amend these Bylaws and may make or adopt additional Bylaws by a majority vote at any annual meeting of the shareholders or at any special meeting called for that purpose.